Exhibit 21

SUBSIDIARY LISTING OF PHILLIPS 66
At December 31, 2015

Company Name	Incorporation Location
66 Pipeline LLC	Delaware
Albuquerque Retail and Convenience LLC	Delaware
Asamera Oil (US) Inc.	Montana
BVLC, Inc.	California
C.S. Land, Inc.	California
Calcasieu Properties, L.L.C.	Delaware
Clearwater Ltd.	Bermuda
Danube Limited	Bermuda
Denver Retail and Convenience LLC (US)	Delaware
Douglas Oil Company of California	California
Douglas Stations, Inc.	Delaware
Four Star Beverage Company, Inc.	Texas
Four Star Holding Company, Inc.	Texas
Interkraft Handel GmbH	Germany
JET Energy Trading GmbH	Germany
JET Petrol Limited	England
JET Petroleum Limited	Northern Ireland
JET Tankstellen Austria GmbH	Austria
JET Tankstellen Deutschland GmbH (CPGG)	Germany
JET Tankstellen-Betriebs GmbH	Germany
Jiffy Limited	England
Kansas City Retail and Convenience LLC	Delaware
Kayo Oil Company	Delaware
Linden Urban Renewal Limited Partnership	New Jersey
OK CNG 5, LLC	Oklahoma
P66REX LLC	Delaware
Phillips 66	Delaware
Phillips 66 Alliance Dock LLC	Delaware
Phillips 66 Americas Holdings LLC	Delaware
Phillips 66 Americas LLC	Panama
Phillips 66 Asia Ltd	Bermuda
Phillips 66 Asia Pacific Investments Ltd.	Bermuda
Phillips 66 Aviation LLC	Delaware
Phillips 66 Canada Ltd.	Alberta
Phillips 66 Carrier LLC	Delaware
Phillips 66 Central Europe Inc.	Delaware
Phillips 66 Communications Inc.	Delaware
Phillips 66 Company	Delaware
Phillips 66 Continental Holding GmbH	Germany
Phillips 66 CS Limited	England
Phillips 66 DAPL Holdings LLC	Delaware

Exhibit 21

Phillips 66 DE Holdings 20A LLC	Delaware
Phillips 66 DE Holdings 20B LLC	Delaware
Phillips 66 DE Holdings 20C LLC	Delaware
Phillips 66 DE Holdings 20D LLC	Delaware
Phillips 66 DE Primary LLC	Delaware
Phillips 66 Development Holdings Ltd.	Cayman
Phillips 66 Developments LLC	Delaware
Phillips 66 Energy Technologies LLC	Delaware
Phillips 66 ETCO Holdings LLC	Delaware
Phillips 66 European Power Limited	England
Phillips 66 Export Terminal Alpha LLC	Delaware
Phillips 66 Export Terminal Bravo LLC	Delaware
Phillips 66 Export Terminal Charlie LLC	Delaware
Phillips 66 Export Terminal Delta LLC	Delaware
Phillips 66 Export Terminal LLC	Delaware
Phillips 66 Finance LLC	Delaware
Phillips 66 Funding Ltd.	Cayman
Phillips 66 GmbH	Switzerland
Phillips 66 Gulf Coast Pipeline LLC	Delaware
Phillips 66 Gulf Coast Properties Alpha LLC	Delaware
Phillips 66 Gulf Coast Properties Bravo LLC	Delaware
Phillips 66 Gulf Coast Properties LLC	Delaware
Phillips 66 Holdings Ltd.	Cayman
Phillips 66 International Inc.	Delaware
Phillips 66 International Investments Ltd.	Cayman
Phillips 66 International Trading Pte. Ltd.	Singapore
Phillips 66 Ireland Limited	Ireland
Phillips 66 Ireland Pension Trust Limited	Ireland
Phillips 66 Limited	England
Phillips 66 Marine International Ltd.	Cayman
Phillips 66 Partners Finance Corporation	Delaware
Phillips 66 Partners GP LLC	Delaware
Phillips 66 Partners Holdings LLC	Delaware
Phillips 66 Partners LP	Delaware
Phillips 66 Payment Systems LLC	Delaware
Phillips 66 Pension Plan Trustee Limited	England
Phillips 66 Pipeline LLC	Delaware
Phillips 66 Polypropylene Canada Inc.	Delaware
Phillips 66 Power Generation Services LLC	Delaware
Phillips 66 Power Holdings Ltd.	Cayman
Phillips 66 Project Development Inc.	Delaware
Phillips 66 Resources Ltd.	Cayman
Phillips 66 Sand Hills LLC	Delaware
Phillips 66 Services (Malaysia) Sdn. Bhd.	Malaysia
Phillips 66 Southern Hills LLC	Delaware
Phillips 66 Spectrum Corporation	Delaware
Phillips 66 Stillwater Retail Corporation	Delaware

Exhibit 21

Phillips 66 Sweeny Cogen GP, Inc.	Delaware
Phillips 66 Sweeny Cogen LP, LLC	Delaware
Phillips 66 Sweeny Condensate Splitter 1 LLC	Delaware
Phillips 66 Sweeny Crude Export LLC	Delaware
Phillips 66 Sweeny Frac Alpha LLC	Delaware
Phillips 66 Sweeny Frac Bravo LLC	Delaware
Phillips 66 Sweeny Frac Charlie LLC	Delaware
Phillips 66 Sweeny Frac Delta LLC	Delaware
Phillips 66 Sweeny Frac LLC	Delaware
Phillips 66 Sweeny-Freeport 2 Pipeline LLC	Delaware
Phillips 66 Sweeny-Freeport A LLC	Delaware
Phillips 66 Sweeny-Freeport B LLC	Delaware
Phillips 66 Sweeny-Freeport LLC	Delaware
Phillips 66 Trading Limited	England
Phillips 66 Treasury Limited	England
Phillips 66 TS Limited	England
Phillips 66 UK Development Limited	England
Phillips 66 UK Funding Limited	England
Phillips 66 UK Holdings Limited	England
Phillips 66 Whitegate Refinery Limited	Ireland
Phillips 66 WRB Partner LLC	Delaware
Phillips Chemical Holdings LLC	Delaware
Phillips Gas Company	Delaware
Phillips Gas Company Shareholder, Inc.	Delaware
Phillips Gas Pipeline Company	Delaware
Phillips Texas Pipeline Company, Ltd.	Texas
Phillips Utility Gas Corporation	Delaware
Pioneer Investments Corp.	Delaware
Pioneer Pipe Line Company	Delaware
R.A.Z. Properties, Inc.	California
Radius Insurance Company [International Insurance Co.]	Cayman
Salt Lake City Retail and Convenience LLC	Delaware
Salt Lake Terminal Company	Delaware
Seagas Pipeline Company	Delaware
SHC Insurance Company	Texas
Smile Loyalty Limited	England
Southern Energy UK Generation Limited	England
Spirit Insurance Company [US Insurance Co.]	Vermont
Sweeny Cogeneration Limited Partnership	Delaware
WesTTex 66 Pipeline Company	Delaware

Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 2015.

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